    As filed with the Securities and Exchange Commission on May 30, 2000

                                                  Registration No. 333-_________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ______________________

                         AGILENT TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)

           Delaware                                       77-0518772
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


                395 Page Mill Road, Palo Alto, California  94306
             (Address of principal executive offices)   (Zip Code)

                       AGILENT SAVINGS ACCUMULATION PLAN
                           (Full title of the plan)

                              Edward W. Barnholt
                            Chief Executive Officer
                          Agilent Technologies, Inc.
               395 Page Mill Road, Palo Alto, California  94306
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (650) 752-5000

                                  Copies to:

  Larry W. Sonsini, Esq.                           D. Craig Nordlund, Esq.
  John E. Aguirre, Esq.                            Marie Oh Huber, Esq.
  Wilson Sonsini Goodrich & Rosati, PC             Agilent Technologies, Inc.
  650 Page Mill Road                               395 Page Mill Road
  Palo Alto, California  94304                     Palo Alto, California  94306

                                        CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                  Proposed Maximum        Proposed Maximum
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering          Amount of
 be Registered                Registered               Share*                  Price*            Registration Fee*
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01        4,000,000 shares            $56.97               $227,880,000             $60,160.32
par value**
=====================================================================================================================

  * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of $56.97 per share, the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 24, 2000.

 ** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Agilent Savings Accumulation Plan described herein.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Agilent Technologies, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock ("Common Stock") set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or the Agilent Savings Accumulation Plan (the "Plan") after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant's Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

All of the Registrant's directors and officers will be covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, the Registrant has entered into indemnity agreements with its directors and executive officers that obligate the Registrant to indemnify such directors and executive officers to the fullest extent permitted by the General Corporation Law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.    EXHIBITS

4.1 Agilent Savings Accumulation Plan (the "Plan") in substantially the form in which it will be adopted by the Registrant.

4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 333-85249).

4.3 Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration No. 333-85249).

5.1   Undertaking re Status of Favorable Determination Letter Covering the Plan.

      The Registrant will submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner with a request for a favorable determination that the Plan qualifies under section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended, and will make such changes to the Plan required by the IRS in order to receive such favorable determination.

5.2   Opinion of Marie Oh Huber, Esq.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Marie Oh Huber, Esq. is included in Exhibit 5.2 to this Registration Statement.

24.1  Power of Attorney of Directors.

ITEM 9.    UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 26th day of May, 2000.

AGILENT TECHNOLOGIES, INC.
(Registrant)

By     /s/ Robert R. Walker
   ------------------------------
           Robert R. Walker
       Executive Vice President
     and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                   Title                               Date
Principal Executive Officer:

                    *                             President and Chief Executive               May 26, 2000
---------------------------------------------                Officer
           Edward W. Barnholt


Principal Financial Officer:

       /s/ Robert R. Walker                       Executive Vice President and Chief             May 26, 2000
---------------------------------------------            Financial Officer
           Robert R. Walker


Principal Accounting Officer:

       /s/ Dorothy D. Hayes                       Vice President, Controller and              May 26, 2000
---------------------------------------------       Chief Accounting Officer
           Dorothy D. Hayes

Directors:
                 *                                          Director                          May 26, 2000
---------------------------------------------
          Gerald Grinstein

                 *                                          Director                          May 26, 2000
---------------------------------------------
         Edward W. Barnholt


---------------------------------------------               Director                          May ___, 2000
         Thomas E. Everhart

                 *                                          Director                          May 26, 2000
---------------------------------------------
         Walter B. Hewlett

                 *                                          Director                          May 26, 2000
---------------------------------------------
       David M. Lawrence, M.D.

                 *                                          Director                          May 26, 2000
---------------------------------------------
          Randall L. Tobias

                 *                                          Director                          May 26, 2000
---------------------------------------------
             Heidi Kunz

                 *                                          Director                          May 26, 2000
---------------------------------------------
            James Cullen

*By       /s/ Marie Oh Huber
     ------------------------------
            Marie Oh Huber
           Attorney-in-Fact


A majority of the members of the Board of Directors.

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Registrant, as the administrator of the Agilent Savings Accumulation Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 26th day of May, 2000.

AGILENT SAVINGS ACCUMULATION PLAN
(Plan)

By     /s/ Robert R. Walker
     ----------------------------
           Robert R. Walker
     Executive Vice President and
       Chief Financial Officer

                                 EXHIBIT INDEX


4.1 Agilent Savings Accumulation Plan (the "Plan") in substantially the form in which it will be adopted by the Registrant.

4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 333-85249).

4.3 Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration No. 333-85249).

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan. (See Item 8 of this Registration Statement).

5.2   Opinion of Marie Oh Huber, Esq.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Marie Oh Huber, Esq. is included in Exhibit 5.2 to this Registration Statement.

24.1  Power of Attorney of Directors.